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                    SECTOR ASSOCIATES, LTD. AND SUBSIDIARY
              EXHIBIT 11 - COMPUTATION OF LOSS PER COMMON SHARE
                                 (UNAUDITED)


                                                Three Months Ended              Six Months Ended
                                                    December 31                    December 31,
                                                1995           1994            1995           1994
                                                ----           ----            ----           ----
Primary and fully diluted                   2,034,129           -          12,576,246           -
 Weighted average shares                   ==========        =======      ===========        =======
 outstanding


Net Loss                                   $  (29,316)          -         $   (67,355)          -
                                           ==========        =======      ===========        =======

Net loss per Common Share                  $   (0.014)          -         $    (0.005)          -
 and Common Stock Equivalents              ==========        =======      ===========        =======






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